Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

UNIVERSAL HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class B Common Stock, $0.01 par value per share, reserved for issuance under the Amended and Restated 2020 Omnibus Stock and Incentive Plan, as amended	Rule 457(c) and Rule 457(h)	6,000,000	$177.37 (2)	$1,064,220,000.00	0.00014760	$157,078.87
Equity	Class B Common Stock, $0.01 par value per share, reserved for issuance under the Amended and Restated Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,000,000	$159.63 (3)	$159,633,000.00	0.00014760	$23,561.83
Total Offering Amounts					$1,223,853,000.00		$180,640.70
Total Fee Offsets (4)							-
Net Fee Due							$180,640.70

(1) This Registration Statement on Form S-8 (this “Registration Statement”) covers 6,000,000 shares of the registrant’s Class B Common Stock (“Class B Common Stock”) of Universal Health Services, Inc. (the “Registrant”), which may be issued pursuant to awards that may be granted under the Universal Health Services, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan, as amended (the “2020 Stock Plan”), and 1,000,000 shares of the Class B Common Stock which may be issued under the Universal Health Services, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”, and together with the 2020 Stock Plan, the “Plans”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares of the Class B Common Stock being offered or issued pursuant to the Plans as a result of any stock split, stock dividend, recapitalization or similar transaction affecting such shares.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) of the Securities Act. The offering price per shares and the aggregate offering price are based upon the average of the high and low sales prices of Class B Common Stock, as reported on the New York Stock Exchange on May 24, 2024.

(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) of the Securities Act. The offering price per shares and the aggregate offering price are based upon the average of the high and low sales prices of Class B Common Stock, as reported on the New York Stock Exchange on May 24, 2024, multiplied by 90%, which is the percentage of the price per share applicable to purchases under the ESPP.

(4) The Registrant does not have any fee offsets.